UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 25, 2015

Moody National REIT I, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55200	26-1812865
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

On May 11, 2015, Moody National REIT I, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) for the acquisition of a hotel property located in Austin, Texas, commonly known as the Residence Inn University Area Austin (the “Residence Inn Austin”) from an unaffiliated seller for an aggregate purchase price of $25,500,000, excluding acquisition costs and subject to adjustments as set forth in the Purchase Agreement. On September 25, 2015, the Company assigned all of its rights to and interests in the Purchase Agreement to Moody National REIT II, Inc., a public non-listed real estate investment trust sponsored by the Company’s sponsor. The Company did not receive any compensation in connection with the assignment of the Purchase Agreement.

The Residence Inn Austin is a select-service hotel facility comprised of 112 guest rooms. The Residence Inn Austin opened on January 14, 2014, and benefits from its proximity to the University of Texas campus, Dell Children’s Hospital, Seton Medical corporate headquarters and the Texas State Capitol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2015	MOODY NATIONAL REIT I, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody Chief Executive Officer and President